PRUCO LIFE INSURANCE COMPANY
[2999 North 44th Street, Suite 250
Phoenix, Arizona 85014]
MARKET VALUE ADJUSTMENT ("MVA") OPTION SCHEDULE SUPPLEMENT
Annuity Number: [001-00001]
Effective Date of the Market Value Adjustment Option Rider: [Issue Date of the Annuity]
Annual Maintenance Fee:
MVA Separate Account: [Pruco Life Modified Guaranteed Annuity Account]
Guaranteed Minimum Interest Rate: [3.0%]
Liquidity Factor: [0.0025]
MVA Transfer Limit: [$500,000]
MVA Formula: [The MVA factor is equal to:
1 + i
[---------] /n/12/ l + j + k
where: i = the Crediting Rate for the MVA Option;
j = the rate for the remaining Guarantee Period, determined as described below;
k = the Liquidity Factor shown in this Schedule Supplement; and
n = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month.
For the purposes of determining "j",
Y = n / 12.
GP1 = the smallest whole number of years greater than or equal to Y.
r1 = the rate for Guarantee Periods of duration GP1, which will equal the Crediting Rate if such Guarantee Period duration is currently available.
GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.
r2 = the rate for Guarantee Periods of duration GP2, which will equal the Crediting Rate if such Guarantee Period duration is currently available.
If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and/or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and/or r2 will equal to [(1) + (2) - (3)], where (1), (2) and (3) are defined as:
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MARKET VALUE ADJUSTMENT ("MVA") OPTION SCHEDULE SUPPLEMENT (Continued)
(1) = the current Treasury spot rate for GP1 or GP2, respectively, and
(2) = the current Crediting Rate for the next longer Guarantee Period duration currently available, and
(3) = the current Treasury spot rate for the next longer Guarantee Period duration currently available.
The term "current Treasury spot rate" refers to the rates that existed at the time the Crediting Rates were last determined.
To determine "j":
If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer," j" is equal to the Crediting Rate associated with a Guarantee Period duration of Y years.
If Y is less than 1, then "j" = r2.
Otherwise, we determine "j" by linearly interpolating between r1 and r2, using the following formula:
j = (r1 * (Y - GP2) + r2 * (GP1 - Y)) / (GP1 - GP2)
The current rate ("j") in the MVA formula is subject to the Guaranteed Minimum Interest Rate shown above.]
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